EXHIBIT 23.2


             Consent of Ernst & Young LLP, Independent Auditors


 We consent to the reference to our firm under the caption "Experts" and to the use of our report dated December 11, 1998, with respect to the consolidated financial statements of PCS Holding Corporation and Subsidiaries incorporated by reference in the Registration Statement (Form S-3) of Ride Aid Corporation for the registration of $3,000,000,000 of debt and equity securities.

                                    /s/  Ernst & Young LLP

 Phoenix, Arizona
 January 15, 1999